SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2005

WARWICK VALLEY TELEPHONE COMPANY

(Exact name of Registrant as specified in its charter)

NEW YORK	0-11174	14-1160510

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS employer Identification Number)

47 MAIN STREET, WARWICK, NEW YORK		10990

(Address of principal executive offices)		(Zip Code)

(845) 986-8080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On Thursday January 20, 2005 the Board of Directors of Warwick Valley Telephone Company (the “Company”) named Mr. Joseph J. Morrow to the Company’s Audit Committee. As previously reported, Mr. Morrow, 65, was elected by the Board of Directors of the Company as a Director in December of 2004 to fill a vacancy until the upcoming Annual Meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY

By:	/s/ Herbert Gareiss, Jr.

Name: Herbert Gareiss, Jr.
Title: President, Chief Executive Officer

Dated: January 21, 2005